Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Haffner, Karl G. Glassman, Matthew C. Flanigan and John G. Moore, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below), the Registration Statement on Form S-8 with respect to securities (including the Company’s Common Stock, $.01 par value) to be sold pursuant to the Leggett & Platt, Incorporated Discount Stock Plan, as amended and restated, and any and all amendments to such Registration Statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 5th day of May, 2015.

Signature	Title

/s/ David S. Haffner	Board Chair & Chief Executive Officer, Director
David S. Haffner	(Principal Executive Officer)

/s/ Matthew C. Flanigan	Executive Vice President & Chief Financial Officer,
Matthew C. Flanigan	Director (Principal Financial Officer)

/s/ Tammy M. Trent	Vice President and Chief Accounting Officer
Tammy M. Trent	(Principal Accounting Officer)

/s/ Robert E. Brunner	Director
Robert E. Brunner

/s/ Robert G. Culp, III	Director
Robert G. Culp, III

/s/ R. Ted Enloe, III	Director
R. Ted Enloe, III

/s/ Manuel A. Fernandez	Director
Manuel A. Fernandez

/s/ Richard T. Fisher	Vice Chair and Lead Director
Richard T. Fisher

/s/ Karl G. Glassman	Director
Karl G. Glassman

/s/ Joseph W. McClanathan	Director
Joseph W. McClanathan

/s/ Judy C. Odom	Director
Judy C. Odom

/s/ Phoebe A. Wood	Director
Phoebe A. Wood